Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-201016) of our report dated March 19, 2015 relating to the financial statements, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L. By /s/ Carlos Martin Barbafina (Partner)
Carlos Martín Barbafina
Autonomous City of Buenos Aires, Argentina
April 30, 2015